EXHIBIT 99.1

Adams Golf Announces Year End 2009 Results

PLANO, Texas, March 9, 2010 (GLOBE NEWSWIRE) -- Adams Golf (Nasdaq:ADGF) today reported net sales of $76.1 million for the year ended December 31, 2009, as compared to $91.5 million for the year ended December 31, 2008, a decrease of 17% year-over-year. Adams Golf had a net loss of $12.2 million, or $1.82 per fully diluted share, for the year ended 2009, as compared to a net loss of $1.5 million, or $0.23 per fully diluted share, for the comparable period of 2008. The net loss for the year ended December 31, 2009 includes a $5 million, one time, charge to settlement expense resulting from the accrual of the settlement of the class action lawsuit, which was taken during the third quarter of 2009 and a non-recurring charge to cost of goods sold of $3.6 million for the write-down of products to the lower of cost or market and the increase to the inventory obsolescence reserve taken during the second quarter of 2009. Excluding these charges, our net loss for the year ended December 31, 2009 was $3.6 million.

The Company's aggregate cash and cash equivalents balance was $12.6 million as of December 31, 2009 as compared to $6.0 million as of December 31, 2008.

"2009 was a challenging year for Adams Golf, and for the golf industry at large," said Mr. Chip Brewer, CEO and President of Adams Golf. "During the year, we faced a sharp decline in consumer discretionary spending and a marked increase in competitive promotional activity. In response, Adams Golf proactively restructured our fixed cost base to match our estimation of market conditions going forward and aggressively managed cash flow to protect our financial strength. We feel we were successful in these efforts and thus ended the year in position to resume profitable growth when market conditions inevitably recover. During the year we also settled the shareholder lawsuit that had been overhanging the company since 1999 and maintained or grew our U.S. market share (according to Datatech our U.S. wood dollar share was up approximately 16% during 2009 and our iron dollar share was down approximately 1%). Additionally, we believe we further strengthened our brand through periodic tour exposure and our sustained position as the # 1 hybrid on the PGA, Nationwide and Champions tours. During the second half of 2009, we also started to see signs of market conditions stabilizing with the potential for a slow recovery during 2010. Our revenues for the second half of 2009 were down only 3% year over year and our financial performance (excluding the one time shareholder lawsuit charge) was significantly improved year over year. We are also pleased with the market response to our recent product introductions."

"The Idea a7 and a7 OS irons sets and hybrids and the Speedline Fast 10 drivers all won Gold designations in the 2010 Golf Digest Hot List rankings and the Idea a7 OS iron sets were the category leader in "Performance" in the super game improvement iron category," Mr. Brewer concluded.

Use of Non-GAAP Financial Information

This press release includes adjusted earnings and earnings per share financial measure that have not been calculated in accordance with generally accepted accounting principles, or GAAP. These non-GAAP financial measures exclude certain items that are included in our earnings calculated in accordance with GAAP and they are not meant to be considered in isolation or as a substitute for the comparable GAAP measure. There are limitations to these non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be comparable to similarly titled measures of other companies due to potential differences in methods of calculation and items being excluded. Management believes that the presentation of such non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provides additional useful information for investors as to the underlying performance of our business without regard to one time, non-recurring charges. The non-GAAP financial measures should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Conference Call

Adams Golf will host a conference call at 4:30 p.m. Eastern time on Thursday, March 11, 2010, with Chip Brewer, CEO and President, and Pamela High, Interim Chief Financial Officer, to review Adams' Full Year 2009 financial results. For telephone access to the conference call, dial (877) 485-3104 or (201) 689-8579 for international calls, and request connection to the Adams Golf conference call. The conference ID # is 342587.

About Adams Golf

Developing high-performance and technologically innovative golf products is the cornerstone of Adams Golf. From initial design, through manufacturing and servicing, Adams Golf is committed to helping golfers of all abilities enjoy the game of golf. For more information on Adams Golf, please visit www.adamsgolf.com or view prior press releases at http://www.adamsgolf.com/news.htm.

The Adams Golf logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5031

Forward Looking Statements

This press release contains "forward-looking statements" made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to, statements regarding our ability to continue manufacturing products that are commercially acceptable to consumers, the global economic recession, operate profitably and protect our financial condition, and statements using terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "plan," "seek," "inevitably," "appears," or "believe". Such statements reflect the current view of Adams Golf with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the following: the impact of changing economic conditions ,our ability to further reduce fixed costs; product development difficulties; product approval and conformity to governing body regulations; assembly difficulties; competing product introductions; patent infringement risks; uncertainty of our ability to protect our intellectual property rights; market demand and acceptance of products; the success of our marketing strategy; our dependence on a limited number of customers; business conditions in the golf industry; reliance on third parties, including suppliers; the actions of competitors, including pricing, advertising and product development risks concerning future technology; the management of sales channels and re-distribution; and one-time events and other factors detailed under "Risk Factors" in our 10-K's, 10-Q's and other Securities and Exchange Commission filings. These filings can be obtained by contacting Adams Golf Investor Relations.

Although Adams Golf believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, Adams Golf undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release. All subsequent written and oral forward-looking statements attributable to Adams Golf or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.

ADAMS GOLF, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)
ASSETS
	December 31,
	2009	2008

Current assets:
Cash and cash equivalents	$ 12,562	$ 5,960
Trade receivables, net	13,136	14,743
Inventories, net	19,721	33,611
Prepaid expenses	378	908
Other current assets	22	29
Total current assets	45,819	55,251

Property and equipment, net	934	1,210
Deferred tax asset, net – non current	10,228	10,228
Other assets	238	367
	$ 57,219	$ 67,056

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 5,479	$ 9,471
Accrued expenses and other current liabilities	11,228	7,253
Total current liabilities	16,707	16,724
Other liabilities	2	18
Total liabilities	16,709	16,742

Stockholders' equity:
Preferred stock, $0.01 par value; authorized 1,250,000 shares; none issued	‑‑	‑‑
Common stock, $.001 par value; authorized 12,500,000 shares; 7,387,309 and 6,909,866 shares issued and 6,976,372 and 6,498,929 shares outstanding at December 31, 2009 and 2008, respectively	7	7
Additional paid-in capital	93,576	92,701
Accumulated other comprehensive income	2,074	565
Accumulated deficit	(50,393)	(38,205)
Treasury stock, 410,937 common shares at December 31, 2009 and December 31, 2008, at cost	(4,754)	(4,754)
Total stockholders' equity	40,510	50,314

Commitments and contingencies	$ 57,219	$ 67,056

ADAMS GOLF, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Years Ended December 31,

	2009	2008

Net sales	$ 76,139	$ 91,451
Cost of goods sold	53,714	53,981
Gross profit	22,425	37,470

Operating expenses:
Research and development expenses	2,816	3,758
Selling and marketing expenses	19,911	26,205
General and administrative expenses	6,773	8,929
Settlement expense	5,000	--
Total operating expenses	34,500	38,892
Operating income/(loss)	(12,075)	(1,422)

Other income (expense):
Interest income	8	122
Interest expense	(87)	(100)
Other	34	(63)
Income/(loss) before income taxes	(12,120)	(1,463)
Net income tax expense (benefit)	68	(4)
Net income/(loss)	$ (12,188)	$ (1,459)

Income/(loss) per common share:
Basic	$ (1.82)	$ (0.23)
Diluted	$ (1.82)	$ (0.23)
CONTACT:  Adams Golf
          Pamela High, Interim Chief Financial Officer
          (972) 673-9000
          InvestorInfo@adamsgolf.com